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                                                                   EXHIBIT 10.22

                     FIRST AMENDMENT TO SEVERANCE AGREEMENT

     This FIRST AMENDMENT TO SEVERANCE AGREEMENT ("First Amendment") by and between, Manor Care, Inc. ("Manor Care"), Heartland Employment Services, Inc. ("Company"), Health Care and Retirement Corporation of America ("HCRA") and _____________ ("Employee") is effective December 16, 2003.

                                    RECITALS

     WHEREAS, Employee is a participant in the Senior Executive Retirement Program ("SERP"), a non-qualified benefit plan providing retirement benefits to participants, in accordance with a formula based on the participant's highest three-year average earnings and years of service (the "SERP Benefit") first established by HCRA and then adopted by Manor Care and then the Company; and

     WHEREAS, HCRA, Manor Care and the Company each elected to fund their obligations under the SERP through a collateral assignment split-dollar life insurance arrangements; and

     WHEREAS, Employee entered into a Split Dollar Assignment Insurance Agreement ("SDA") with HCRA, pursuant to which the Employee became the owner of certain life insurance policy(ies) (the "Policy") which was designed to generate cash value sufficient to fund the Employee's SERP Benefit, and HCRA and then later Manor Care and the Company agreed to pay the premiums on such Policy and retain an interest in the cash value of the Policy; and

     WHEREAS, Section 5.10 of the SDA provided that in the event of a change in control, as defined in the SDA, Manor Care would be required to take actions to fully fund the cash value of the Policy to equal the SERP Benefit Employee was projected to receive at retirement including, if necessary, releasing a portion of its corporate interest in the Policy and, to the extent applicable, providing a gross-up payment to the Employee to cover any income taxes payable by the Employee as the result of the release of the corporate interest; and

     WHEREAS, the transaction in September, 1998 between the former Health Care and Retirement Corporation and the former Manor Care, Inc. constituted a change in control under Section 5.10 of the SDA; and

     WHEREAS, on August 20, 1999 HCRA, Manor Care and Employee entered into a Severance Agreement ("Severance Agreement") pursuant to which HCRA agreed to provide Employee with certain severance benefits upon termination of his employment following a change in control of Manor Care (as defined in the Severance Agreement), including but not limited to, fully funding the SERP Benefit and giving Employee additional service and earnings



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credits for determining the amount of the SERP Benefits, as well as making certain assumptions regarding timing of payment of the SERP Benefit; and

     WHEREAS, the provisions of the Sarbanes-Oxley Act, effective in July, 2002, negatively impacted the SDA by potentially prohibiting the continued payment of premiums by Manor Care to the extent such payments may be considered loans to the Employee; and

     WHEREAS, in September, 2003 the Internal Revenue Service adopted regulations the effect of which will be to change the tax treatment of the SDA by causing the full cash value in the Policy to become taxable to the Employee at retirement; and

     WHEREAS, the provisions of Sarbanes-Oxley and the IRS regulations referenced above, have impacted the original design of the SDA so as potentially to reduce the advantages and benefits of the Policy for the Employee; and

     WHEREAS, the Compensation Committee of the Manor Care Board of Directors has received and reviewed the recommendations of its consulting firm, Watson Wyatt, regarding the implementation of Section 5.10 of the SDA, as well as Watson Wyatt's recommendation regarding the provisions of Sarbanes-Oxley and the IRS regulations referenced above; and

     WHEREAS, the Compensation Committee, having fully reviewed the impact of
Section 5.10 of the SDA, the provisions of Sarbanes-Oxley and the IRS regulations referred to above, and in view of the recommendations of Watson Wyatt has approved actions designed to implement the requirements of Section
5.10 and to mitigate the impact of the changes in tax treatment of the SDA; and

     WHEREAS, the Company, Manor Care, HCRA and Employee desire to enter into this First Amendment for the purpose of documenting the actions of the Compensation Committee with respect to Employee's SERP Benefit and Employee's agreements with respect thereto.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and commitments contained herein, and for other good and valuable consideration, the parties agree as follows:

     1. SERP Benefit. In the event of (i) Employee's termination of employment with the Company by reason of death; (ii) Employee's retirement on or after Early Retirement (as defined in the SERP), or (iii) termination of Employee's employment by the Company for reasons other than Cause (as defined in the Severance Agreement), then upon commencement of the SERP Benefits in accordance with the provisions of the SERP (as modified by Section 8 of the Severance Agreement), HCRA, Manor Care and the Company agree that they will waive and release that portion, or all, of their Corporate Interest (as defined in the SDA) in the Policy to the extent that the remaining cash value of the Policy shall equal the lump sum value of the SERP Benefit, but shall retain their Corporate Interest in any cash value of the Policy that exceeds the lump sum value of the SERP Benefit. In the event that after release of the Corporate Interest, the cash value in the Policy is less than the lump sum value of the SERP Benefit, the Company shall provide a cash payment to Employee in such amount as is necessary




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to make up the difference between the lump sum value of the SERP Benefit and the cash value of the Policy after the release of the Corporate Interest. Such payment shall be made within sixty (60) days of commencement of the Employee's benefit under the SERP. If Employee's employment is terminated for Cause at anytime, then HCRA, Manor Care and the Company shall retain their full corporate interest and Employee shall not be entitled to any of the benefits set forth in Paragraphs 1, 2 or 3 of this First Amendment.

     2. Gross-Up Payment on Release of Corporate Interest and Shortfall Payment. The Company agrees to make an additional payment to Employee ("Gross-Up Payment A"), within 60 days of the commencement of Employee's benefits under the SDA, in an amount such that after payment of all federal, state and local income taxes imposed on Gross-Up Payment A, Employee retains an amount of Gross-Up Payment A sufficient to pay all the income tax payments which Employee will be required to pay on the release of the Corporate Interest and shortfall payments required by Paragraph 1 of this First Amendment.

     3. Gross-Up Payment on Employee Interest. In addition to payments required by Paragraphs 1 and 2 hereof, in the event of (i) Employee's termination of employment with the Company by reason of death; (ii) Employee's retirement on or after Early Retirement , or (iii) termination of Employee's employment by the Company, for reasons other than Cause, the Company agrees to make an additional payment to Employee ("Gross-Up Payment B"), within 60 days of Employee's commencement of SERP Benefits under the SDA, in an amount such that after payment of all federal, state and local income taxes imposed on Gross-Up Payment B, Employee retains an amount of Gross-Up Payment B sufficient to pay all income tax payments which Employee will be required to pay on the Employee's retained interest in the cash value of the Policy in excess of the amount of the Corporate Interest waived under Paragraph 1.

     4. Non-Competition/Non-Solicitation. In consideration of the benefits to be provided by Paragraphs 1, 2 and 3 of this First Amendment, Employee agrees that Paragraphs 13(a)-13(c) of the Severance Agreement are amended by adding one (1) year to the periods specified therein so that the non-competition/non-solicitation obligations contained therein shall be effective for a period of two (2) years following the termination of his employment.

     5. Acknowledgement. Employee acknowledges and agrees that Manor Care, the Company and HCRA by complying with the terms of this amendment will have fulfilled all obligations of HCRA under Section 5.10 of the SDA, and so long as Manor Care and Company perform their obligations under this Amendment, Employee shall take no action seeking additional benefits under Section 5.10 of the SDA.

     6. Other Provisions Effective. The parties agree that all other provisions of the Severance Agreement, not amended herein, shall remain in full force and effect.

     7. Further Actions. Each party agrees to take such further action, do such other things, and execute such other writings as shall be necessary and proper to carry out the terms and provisions of this First Amendment. Manor Care shall cause the Company, HCRA or any successor employer of the Employee to honor and fulfill its responsibilities and agreements under this First Amendment.





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     8. Interpretation. This First Amendment shall be subject to and shall be construed under the laws of the State of Ohio.

     9. Headings. Any headings or captions in this First Amendment are for reference purposes only, and shall not expand, limit, change or affect the meaning of any provision of this First Amendment.

     10. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same First Amendment.

     11. Successors. This First Amendment shall inure to the benefit of and be enforceable by the Employee's legal representatives. This First Amendment shall inure to the benefit of and be binding upon Manor Care, the Company, HCRA and their successors and assigns. Manor Care shall require any successor to all or substantially all of the business and/or assets of Manor Care, the Company or HCRA, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this First Amendment in the same manner and to the same extent as Manor Care, the Company or HCRA would be required to perform if no such succession had taken place.


EMPLOYEE:                          HEALTH CARE AND RETIREMENT
                                   CORPORATION OF AMERICA

                                   By:
-----------------------------             -------------------------------------
                                   Name:  Wade B. O'Brian
                                   Its:   Vice President



                                   HEARTLAND EMPLOYMENT SERVICES, INC.

                                   By:
                                          -------------------------------------
                                   Name:  Wade B. O'Brian
                                   Its    Vice President



                                   MANOR CARE, INC.

                                   By:
                                          -------------------------------------
                                   Name:  Geoffrey G. Meyers
                                   Its    Executive Vice President




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